Pruco Life Insurance Company

213 Washington Street, Newark, NJ 07102-2992

A Stock Company Subsidiary of

The Prudential Insurance Company of America

XX XXX XXX Policy Number

NOV 1, 2002 Contract Date

Insured   John Doe

Agency   R-NK 1

Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death. Cash values reflect premium payments, investment results, and charges. Non- participating.

We will promptly pay the beneficiary the death benefit described under the Death Benefit provision of this contract if we receive due proof that the Insured died. We make this promise subject to all the provisions of this contract.

The amount and duration of the death benefit may be fixed or variable, depending on the payment of premiums, the investment experience of the variable investment options, and the charges made.

The cash value may increase or decrease daily, depending on the payment of premiums, the investment experience of the variable investment options, and the charges made. There is no guaranteed minimum cash value.

If there is ever a question about this contract, please see a Pruco Life Insurance Company representative or contact one of our offices.

Right to Cancel Contract. — You may return this contract to us within 10 days after you receive it. All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled and we will return your money in accordance with applicable law.

Signed for Pruco Life Insurance Company,An
Arizona Corporation.

          /s/ Clifford E. Kirsch                                       /s/ Vivian Banta
                Secretary                                                    President

PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company.

VULPAS – 2002

GUIDE TO CONTENTS

Contract Data

Insured’s Information; Rating Class; Basic Contract Information; Type of Death Benefit; Life Insurance on the Insured; Minimum Initial Premium; Contract Limitations; Other Benefits (if applicable); Adjustments to Premium Payments; Adjustments to the Contract Fund; Monthly Deductions from the Contract Fund for Other Benefits (if applicable); Schedule of Maximum Surrender Charges; Variable Investment Options; Initial Allocation of Invested Premium Amounts

Tables

Segment Table; Table Of Death Benefit Guarantee Values; Table Of Maximum Monthly Insurance Rates Per $1000 of Net Amount at Risk; Table Of Attained Age Factors

Definitions

The Contract

Entire Contract; Contract Modifications; Incontestability

Ownership

Death Benefit Provisions

Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit;

Change in Basic Insurance Amount

Surrender Charge on Decreases

Cost of Insurance

Changing The Type Of Death Benefit

Beneficiary

Premium Payment

Payment of Premiums; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund

Cash Value; Net Cash Value; Net Amount at Risk

Default

Excess Contract Debt Default, Cash Value Default, Notice of Default

Death Benefit Guarantee

Reinstatement

Separate Account

Separate Account; Variable Investment Options; Separate Account Investments

(VULPAS -- 2002)

2

Transfers

Surrender

Withdrawals

Effect on Contract Fund; Effect on Basic Insurance Amount

Loans

Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Maximum Preferred Loan Amount; Effect on Contract Fund; Postponement of Loan

General Provisions

Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors Subject To Change; Non-Participating; Applicable Tax Law; Age 100

Basis of Computation

Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options

Options Described; Interest Rate

Settlement Options Tables

A copy of the application and any riders or endorsements can be found at the end of the contract.

(VULPAS -- 2002)

2A

                                                                   PROCESSING DATE: XXX XX XXXX

                                                   CONTRACT DATA

Insured's Information

     [JOHN DOE]            [Male],  Issue Age [35]

-------------------------------------------------------------------------------------------------------------------

Rating Class

     (See Segment Table on Page 4)

-------------------------------------------------------------------------------------------------------------------

Basic Contract Information

     Policy Number             [xx xxx xxx]
     Contract Date             [November 1, 2002]
     Premium Period            During the life of the Insured up to attained age 100
     Beneficiary               [Mary Doe, wife]

     Loan Interest Rate                     5.00%
     Preferred Loan Interest Rate           4.10%

-------------------------------------------------------------------------------------------------------------------

Type of Death Benefit (see Death Benefit Provisions)

     Type [A]

-------------------------------------------------------------------------------------------------------------------

Life Insurance on the Insured

     Basic Insurance Amount                 [$250,000.00]

-------------------------------------------------------------------------------------------------------------------

Minimum Initial Premium

     The minimum initial premium due on the Contract Date is [$194.40].

-------------------------------------------------------------------------------------------------------------------

Contract Limitations

     The minimum premium we will accept is $25.00.
                                       CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3 (2002)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                              CONTRACT DATA CONTINUED

      The minimum Basic Insurance Amount is $250,000.00.
      The minimum increase in Basic Insurance Amount is $25,000.00.
      The minimum decrease in Basic Insurance Amount is $10,000.00.

      The minimum amount you may withdraw is $100.00.
      The minimum amount you may borrow is $500.00.

-------------------------------------------------------------------------------------------------------------------

Adjustments to Premium Payments

     From each premium paid we will:

         subtract a charge of up to 7.5% for any taxes attributable to premiums.  For purposes of this charge, the term "taxes attributable to premiums" shall include: (a) any federal, state or local income tax, (b)
         any premium, excise, or business tax, and (c) any other type of tax (or component thereof) measured by or based upon the amount of premium received by us.

         subtract a charge for sales expenses at a rate of up to 6% of the premiums paid.

     The remainder of the premium is the invested premium amount.

-------------------------------------------------------------------------------------------------------------------

Adjustments to the Contract Fund

     On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.
                                       CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A (2002)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                              CONTRACT DATA CONTINUED

     On each day after the contract date, we will adjust the contract fund by:

         adding any invested premium amounts.

         adding any  increase due to investment results of the variable investment options.

         adding guaranteed interest at an effective annual rate of 4% (0.01074598% a day) on that portion of the contract fund that is not in a variable investment option (see Loans).

         subtracting any decrease due to investment results of the variable investment options.

         subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45% (.00123012% a day) for mortality and expense risks we assume.

         subtracting any withdrawals.

         subtracting an administrative charge of up to $25.00 for any withdrawals.

         subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

         subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

     And on each monthly date, we will adjust the contract fund by:

         subtracting a monthly charge for administrative expenses for the basic insurance amount effective on the contract date (see Segment Table) of up to [$0.14] per $1000 of the basic insurance amount during the first five contract years and zero thereafter plus $20.00 for all contract years.

         subtracting a monthly charge for the cost of insurance (see Cost of Insurance).

-------------------------------------------------------------------------------------------------------------------
                                       CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (2002)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                              CONTRACT DATA CONTINUED

Schedule of Maximum Surrender Charges

For a full surrender of the segment effective on [the contract date: XX/XX/XXXX], the maximum charge we will deduct from the contract fund is shown below.

      For a Surrender Occurring                           The Maximum Surrender
      During Target Year                                  Charge is:

                 1                                            [$1,944.00]
                 2                                            [$1,749.60]
                 3                                            [$1,555.20]
                 4                                            [$1,360.80]
                 5                                            [$1,166.40]
                 6                                            [$972.00]
                 7                                            [$777.60]
                 8                                            [$583.20]
                 9                                            [$388.80]
                 10                                           [$194.40]
            11 and later                                      [$0.00]

   We may also deduct a surrender charge when you decrease the basic insurance amount or change the type of death benefit, and when you make a withdrawal. (See Change in Basic Insurance Amount, Changing the Type of Death
   Benefit, and Withdrawals.)

-------------------------------------------------------------------------------------------------------------------
                                       CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3C (2002)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                              CONTRACT DATA CONTINUED

Variable Investment Options

    The Pruco Life Variable Universal Account

     Each variable investment option of this account invests in such funds as we may specify from time to time.
     We show the available variable investment options of the account below.  Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

         [ProFund VP Bull]
         [ProFund VP Small-Cap]
         [ProFund VP OTC]
         [ProFund VP Asia 30]
         [ProFund VP Japan 30]
         [ProFund VP Europe 30]
         [ProFund VP Mid-Cap Value]
         [ProFund VP Mid-Cap Growth]
         [ProFund VP Small-Cap Value]
         [ProFund VP Small-Cap Growth]
         [ProFund VP U.S. Government Plus]
         [ProFund VP UltraBull]
         [ProFund VP UltraMid-Cap]
         [ProFund VP UltraSmall-Cap]
         [ProFund VP UltraOTC]
         [ProFund VP Bear]
         [ProFund VP Short Small - Cap]
         [ProFund VP Short OTC]
         [ProFund VP Rising Rates Opportunity]
                                          CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3D (2002)

                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                 POLICY NO. XX XXX XXX

                                              CONTRACT DATA CONTINUED

         [ProFund VP Basic Materials]
         [ProFund VP Banks]
         [ProFund VP Biotechnology]
         [ProFund VP Consumer Cyclical]
         [ProFund VP Consumer Non-Cyclical]
         [ProFund VP Energy]
         [ProFund VP Financial]
         [ProFund VP Healthcare]
         [ProFund VP Industrial]
         [ProFund VP Internet]
         [ProFund VP Pharmaceuticals]
         [ProFund VP Precious Metals]
         [ProFund VP Real Estate]
         [ProFund VP Semiconductor]
         [ProFund VP Technology]
         [ProFund VP Telecommunications]
         [ProFund VP Utilities]
         [ProFund VP Money Market]

-------------------------------------------------------------------------------------------------------------------

Initial Allocation of Invested Premium Amounts

   [ProFund VP Bull]                                                            [40%]
   [ProFund VP Biotechnology]                                                   [60%]

-------------------------------------------------------------------------------------------------------------------

                                               END OF CONTRACT DATA

Page 3E (2002)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                     TABLE(S)

                                                   Segment Table

This table is used to compute the charge for the cost of insurance and the surrender charge on decreases in the basic insurance amount.  See the Cost of Insurance, Changing the Type of Death Benefit, Withdrawals, and Change
in Basic Insurance Amount provisions for details. The information shown below for each segment starts on the effective date of that segment.

                             Segment,                                  Surrender
                             Issue Age, &                               Charge
     Effective Date          Rating Class (RC)                         Threshold
   ------------------------- -------------------------------------- -------------------------------------------------

   Contract Date             $250,000.00 Basic Insurance Amount     $250,000.00
                             Issue Age 35
                             RC = Nonsmoker

-------------------------------------------------------------------------------------------------------------------
                                          TABLE(S) CONTINUED ON NEXT PAGE

Page 4 (2002)
                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                                      Table of Death Benefit Guarantee Values

These values are used to determine the death benefit guarantee as described under Death Benefit Guarantee.  The values on contract anniversaries are shown below. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

The Death Benefit Guarantee period is [the first XX contract years][during the lifetime of the Insured].

                       Contract                                               Death Benefit
                      Anniversary                                            Guarantee Value
-------------------------------------------------------------------------------------------------------------------
                        Contract Date                                                 $0
                           1st                                                  [$1,079.00]
                           2nd                                                  [$2,201.16]
                           3rd                                                  [$3,368.21]
                           4th                                                  [$4,581.94]
                           5th                                                  [$5,844.22]

                           6th                                                  [$14,900.32]
                           7th                                                  [$17,742.73]
                           8th                                                  [$20,698.84]
                           9th                                                  [$23,773.19]
                           10th                                                 [$26,970.52]

                           11th                                                 [$30,295.74]
                           12th                                                 [$33,753.97]
                           13th                                                 [$37,350.53]
                           14th                                                 [$41,090.95]
                           15th                                                 [$44,980.99]

                           16th                                                 [$49,026.63]
                           17th                                                 [$53,234.10]
                           18th                                                 [$57,609.86]
                           19th                                                 [$62,160.65]
                           20th                                                 [$66,893.48]

                           21st                                                 [$71,815.62]
                           22nd                                                 [$76,934.64]
                           23rd                                                 [$82,258.43]
                           24th                                                 [$87,795.17]
                           25th                                                 [$93,553.38]

                           26th                                                 [$99,541.92]
                           27th                                                [$105,770.00]
                           28th                                                [$112,247.20]
                           29th                                                [$118,983.49]
                           30th                                                [$125,989.23]
                                             TABLE(S) CONTINUED ON NEXT PAGE
Page 4A (2002)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                         Contract                                        Death Benefit
                       Anniversary                                     Guarantee Value
----------------------------------------------------------- -----------------------------------------------------
                           31st                                                [$237,087.96]
                           32nd                                                [$250,567.68]
                           33rd                                                [$264,586.59]
                           34th                                                [$279,166.25]
                           35th                                                [$294,329.10]

                           36th                                                [$310,098.46]
                           37th                                                [$326,498.60]
                           38th                                                [$343,554.74]
                           39th                                                [$361,293.13]
                           40th                                                [$379,741.06]

                           41st                                                [$398,926.90]
                           42nd                                                [$418,880.18]
                           43rd                                                [$439,631.59]
                           44th                                                [$461,213.05]
                           45th                                                [$483,657.77]

                           46th                                                [$507,000.28]
                           47th                                                [$531,276.49]
                           48th                                                [$556,523.75]
                           49th                                                [$582,780.90]
                           50th                                                [$610,088.34]

                           51st                                                [$638,488.07]
                           52nd                                                [$668,023.79]
                           53rd                                                [$698,740.94]
                           54th                                                [$730,686.78]
                           55th                                                [$763,910.45]

                           56th                                                [$798,463.07]
                           57th                                                [$834,397.79]
                           58th                                                [$871,769.90]
                           59th                                                [$910,636.90]
                           60th                                                [$951,058.58]

                           61st                                                [$993,097.12]
                           62nd                                               [$1,036,817.20]
                           63rd                                               [$1,082,286.09]
                           64th                                               [$1,129,573.73]
                           65th                                               [$1,178,752.88]
----------------------------------------------------------- -----------------------------------------------------

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                                          TABLE(S) CONTINUED ON NEXT PAGE

Page 4B (2002)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                     Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk
                                              Rating Class: NONSMOKER

         Insured's            Maximum                  Insured's                   Maximum
      Attained Age*        Monthly Rate              Attained Age*              Monthly Rate
-------------------------------------------------------------------------------------------------------------------
           35                        [0.14417]                            65                          [1.85417]
           36                        [0.15167]                            66                          [2.05167]
           37                        [0.16167]                            67                          [2.26333]
           38                        [0.17250]                            68                          [2.49333]
           39                        [0.18417]                            69                          [2.74833]

           40                        [0.19833]                            70                           [3.03667]
           41                        [0.21333]                            71                           [3.36583]
           42                        [0.22917]                            72                           [3.74583]
           43                        [0.24667]                            73                           [4.17583]
           44                        [0.26583]                            74                           [4.64833]

           45                        [0.28750]                            75                           [5.15333]
           46                        [0.31083]                            76                           [5.68667]
           47                        [0.33583]                            77                           [6.24417]
           48                        [0.36333]                            78                           [6.82917]
           49                        [0.39333]                            79                           [7.46000]

           50                        [0.42750]                            80                           [8.15667]
           51                        [0.46667]                            81                           [8.93750]
           52                        [0.51167]                            82                           [9.81833]
           53                        [0.56333]                            83                         [10.79500]
           54                        [0.62083]                            84                         [11.84833]

           55                        [0.68500]                            85                         [12.95416]
           56                        [0.75500]                            86                         [14.09833]
           57                        [0.82917]                            87                         [15.26333]
           58                        [0.91167]                            88                         [16.44416]
           59                        [1.00417]                            89                         [17.65750]

           60                        [1.10750]                            90                         [18.92083]
           61                        [1.22250]                            91                         [20.26333]
           62                        [1.35500]                            92                         [21.73500]
           63                        [1.50500]                            93                         [23.47917]
           64                        [1.67167]                            94                         [25.81917]
                                          TABLE(S) CONTINUED ON NEXT PAGE

Page 4C (2002)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

         Insured's            Maximum                  Insured's                   Maximum
      Attained Age*        Monthly Rate              Attained Age*              Monthly Rate
-------------------------------------------------------------------------------------------------------------------
           95                        [29.32167]                      98                        [62.09583]
           96                        [35.08250]                      99                        [83.33333]
           97                        [45.08333]
-------------------------------------------------------------------------------------------------------------------

       *  For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

         For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

   We may charge less than the maximum monthly rates.  From time to time, we will consider the need to change the rates we charge.  We describe the factors we use to determine such changes under General Provisions.

   See the Basis of Computation for a description of the basis we use to compute these rates.

-------------------------------------------------------------------------------------------------------------------
                                          TABLE(S) CONTINUED ON NEXT PAGE

Page 4D (2002)
                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                                           Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

        Contract Year                    Factors                   Contract Year                 Factors
------------------------------ ----------------------------- --------------------------- ------------------------
              1                           [4.22]                         34                      [1.57]
              2                           [4.08]                         35                      [1.54]
              3                           [3.95]                         36                      [1.50]
              4                           [3.82]                         37                      [1.47]
              5                           [3.69]                         38                      [1.44]

              6                           [3.57]                         39                      [1.41]
              7                           [3.45]                         40                      [1.39]
              8                           [3.34]                         41                      [1.36]
              9                           [3.23]                         42                      [1.34]
             10                           [3.13]                         43                      [1.32]

             11                           [3.03]                         44                      [1.30]
             12                           [2.93]                         45                      [1.28]
             13                           [2.84]                         46                      [1.26]
             14                           [2.75]                         47                      [1.24]
             15                           [2.67]                         48                      [1.23]

             16                           [2.58]                         49                      [1.21]
             17                           [2.50]                         50                      [1.20]
             18                           [2.43]                         51                      [1.18]
             19                           [2.35]                         52                      [1.17]
             20                           [2.28]                         53                      [1.16]

             21                           [2.22]                         54                      [1.15]
             22                           [2.15]                         55                      [1.14]
             23                           [2.09]                         56                      [1.13]
             24                           [2.03]                         57                      [1.12]
             25                           [1.98]                         58                      [1.11]

             26                           [1.92]                         59                      [1.10]
             27                           [1.87]                         60                      [1.09]
             28                           [1.82]                         61                      [1.07]
             29                           [1.77]                         62                      [1.06]
             30                           [1.73]                         63                      [1.05]

             31                           [1.69]                         64                      [1.03]
             32                           [1.65]                         65                      [1.02]
             33                           [1.61]
------------------------------ ----------------------------- --------------------------- ------------------------

------------------------------ ----------------------------- --------------------------- ------------------------
-------------------------------------------------------------------------------------------------------------------
                                                  END OF TABLE(S)
Page 4E (2002)

DEFINITIONS

We, our, us and Pruco Life. — Pruco Life Insurance Company.

You and your. — The owner(s) of the contract.

Insured. — The person named as the Insured on the first page. He or she need not be the owner.

SEC. — The Securities and Exchange Commission.

Issue Date. — The contract date shown on the first page.

Anniversary or contract anniversary. — The same day and month as the contract date in each later year.

Contract Year. — A year that starts on the contract date or on an anniversary.

Monthly Date. — The contract date and the same day as the contract date in each later month.

Contract Month. — A month that starts on a monthly date.

Target Year. — A year beginning on the effective date of a basic insurance amount segment (see Segment Table) and on the same day and month in a later year.

THE CONTRACT

Entire Contract

This policy and any attached copy of an application, including an application requesting a change, form the entire contract. We assume that all statements in an application are made to the best of the knowledge and belief of the person(s) who make them; in the absence of fraud, they are deemed to be representations and not warranties. We rely on those statements when we issue the contract and when we change it. We will not use any statement, unless made in an application, to try to void the contract, to contest a change, or to deny a claim.

Contract Modifications

Only a Pruco Life officer with the rank or title of vice president may agree to modify this contract, and then only in writing.

Incontestability

Except as we state in the next sentence, we will not contest this contract after it has been in force during the Insured’s lifetime for two years from the issue date. The exceptions are: (1) non-payment of enough premium to pay the required charges; and (2) any change in the contract that requires our approval and that would increase our liability. For any such change, we will not contest the change after it has been in effect for two years during the lifetime of the Insured.

OWNERSHIP

Unless a different owner is named in the application, the owner of the contract is the Insured. If a different owner is named, we will show that owner in an endorsement to the contract. This ownership arrangement will remain in effect unless you ask us to change it.

You may change the ownership of the contract by sending us a request in a form that meets our needs. We may ask you to send us the contract to be endorsed. If we receive your request in a form that meets our needs, and the contract if we ask for it, we will file and record the change, and it will take effect as of the date you signed the request.

While the Insured is living, the owner alone is entitled to any contract benefit and value, and to the exercise of any right and privilege granted by the contract or by us.

(VULPAS -- 2002)

DEATH BENEFIT PROVISIONS

We will pay a benefit to the beneficiary at the Insured’s death if this contract is in force at the time of that death; that is, if it has not been surrendered and it is not in default past the grace period.

If the contract is not in default, the amount we will pay will be the death benefit determined as of the date of the Insured’s death reduced by any contract debt (described under Loans).

If the contract is in default, and the Insured’s death occurs in the grace period (described under Default), we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

If the Insured’s death occurs past the grace period, no death benefit is payable.

Death Benefit

This contract has a Type A or Type B death benefit. We show the type of death benefit that applies to this contract under Type of Death Benefit.

If this contract has a Type A death benefit, the death benefit on any date is equal to the greater of: (1)the basic insurance amount, and (2)the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the death benefit on any date is equal to the greater of: (1) the basic insurance amount plus the contract fund before deduction of any monthly charges due on that date, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

For the purpose of computing the death benefit, if the contract fund is less than zero we will consider it to be zero. Your basic insurance amount and attained age factors are shown in the contract data pages.

Additional Death Benefits

This contract may provide additional benefits, which may be payable on an Insured’s death. If it does, they will be listed on a contract data page, and a form describing the benefit will be included in this contract. Any such benefit will be payable only if the contract is not in default past the grace period at the time of the death.

Method of Payment

You may choose to have any death benefit paid in a single sum or under one of the optional modes of settlement shown in the Settlement Options provision.

Suicide Exclusion

If the Insured, whether sane or insane, dies by suicide within two years from the Issue Date, this contract will end and we will return the premiums paid, less any contract debt, and less any withdrawals.

The following statement applies only with respect to an increase in the basic insurance amount resulting from a request you make in accordance with the Change In Insurance Amount provision of this contract. If the Insured, whether sane or insane, dies by suicide after two years from the issue date but within two years of the effective date of an increase in the basic insurance amount, we will pay, as to the increase in amount, no more than the sum of the premiums paid on and after the effective date of the increase.

Interest on Death Benefit

Any death benefit described above will be credited with interest. The amount will be the greater of: (1) interest calculated in accordance with applicable laws, and (2) interest calculated from the date of death at a rate declared by Pruco Life.

(VULPAS -- 2002)

      CHANGE IN BASIC INSURANCE AMOUNT

You may change the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

1.	You must ask for the change in a form that meets our needs. 2. The change must be one permitted by our current underwriting rules.

3.	The amount of an increase or decrease must be at least equal to the minimum increase or decrease in basic insurance amount shown under Contract Limitations in the contract data pages.

4.	The basic insurance amount after a decrease must be at least equal to the minimum basic insurance amount shown under Contract Limitations in the contract data pages.

5.	If we ask you to do so, you must send us the contract to be endorsed. 6. You must prove to us that the Insured is insurable for any increase. 7. The contract must not be in default.

8.	We may deny any increase if it would cause the number of segments shown in the Segment Table in the data pages to exceed ninety-nine.

9.	We will not permit an increase before the first contract anniversary.

      Surrender Charge on Decreases

We may impose a partial surrender charge if you decrease the basic insurance amount. We describe the method we use to determine the maximum partial surrender charge we will deduct from the contract fund below.

If there is only one segment (see Segment Table), we will reduce that segment’s basic insurance amount by the amount of the decrease. If there is more than one segment, we will decrease the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of all basic insurance segment amounts in effect just before the change.

For any segment incurring a decrease in the basic insurance amount to an amount equal to or greater than the Surrender Charge Threshold shown in the Segment Table, we will not impose a surrender charge. For any segment incurring a decrease in the basic insurance amount to an amount below this threshold, we will subtract the new basic insurance amount from the threshold amount. We will then multiply the surrender charge (see Schedule Of Maximum Surrender Charges for that segment) by the lesser of this difference and the amount of the decrease and divide by the threshold amount and deduct the result from the contract fund.

We may decline the change if we determine it would cause the contract to fail to qualify as life insurance under the applicable tax law. A change will take effect only if we approve your request for it at our Home Office and will take effect on the date we approve it. If we approve the change, we will recompute the contract’s charges and values in the appropriate tables. A change in the basic insurance amount may also affect the amount of any extra benefits this contract might have. We will send you new contract data pages showing the amount and effective date of the change and the recomputed charges and values. If the Insured is not living on the effective date, the change will not take effect. We may deduct the administrative charge (shown under Adjustments to the Contract Fund) for the change.

(VULPAS - 2002)

COST OF INSURANCE

On each monthly date, we will deduct a charge for the cost of insurance from the contract fund. To determine the maximum charge for the cost of insurance, we use the following method:

We determine the maximum cost of insurance rate for each currently effective basic insurance segment amount shown in the Segment Table in the data pages using the maximum monthly rate shown under the Table of Maximum Monthly Insurance Rates for the appropriate rating class. If there is only one basic insurance segment amount currently in effect, we multiply the rate by the net amount at risk (the death benefit minus the contract fund) divided by $1000 to compute the maximum charge for the cost of insurance.

If there are two or more basic insurance segments currently in effect, we first allocate the total net amount at risk (the death benefit minus the contract fund) to each basic insurance segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments currently in effect. We multiply the rate by the allocated net amount at risk divided by $1000 for each basic insurance segment and add the results to determine the total maximum charge for the cost of insurance.

CHANGING THE TYPE OF DEATH BENEFIT

This contract has a Type A or Type B death benefit (see Death Benefit). Subject to our approval, you may change the type of death benefit. We will adjust the basic insurance amount so that the death benefit immediately after the change will remain the same as the death benefit immediately before the change. If there is more than one segment (see Segment Table), we will adjust the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments in effect just before the adjustment.

Type A to B

If you are changing from a Type A to a Type B death benefit, we will reduce the basic insurance amount by the contract fund on the date the change takes effect.

Type B to A

If you are changing from a Type B to a Type A death benefit, we will increase the basic insurance amount by the contract fund on the date the change takes effect.

We may deduct from the contract fund the administrative charge shown for changes in the basic insurance amount under Adjustments to the Contract Fund. If the change in the type of death benefit results in a reduction in the basic insurance amount, the basic insurance amount after the decrease must be at least equal to the minimum basic insurance amount, which we show under Contract Limitations in the contract data pages. We may deduct from the contract fund a surrender charge for a reduction in the basic insurance amount as described in the Change in Basic Amount provision.

A change in the type of death benefit will take effect only if we approve your request at our Home Office. If we approve the change, we will recompute the contract’s charges, values and limitations shown in the contract data pages. The change will take effect on the monthly date that coincides with or next follows the date we approve your request. We will send you new contract data pages showing the amount and effective date of the change in basic insurance amount and the recomputed charges, values and limitations.

Your request for a change must be in a form that meets our needs. We may require you to send us this contract before we make the change.

(VULPAS - 2002)

BENEFICIARY

You may designate or change a beneficiary by sending us a request in a form that meets our needs. We may ask you to send us the contract to be endorsed. If we receive your request, and the contract if we ask for it, we will file and record the change and it will take effect as of the date you signed the request. But if we make any payment(s) before we receive the request, we will not have to make the payment(s) again. Any beneficiary’s interest is subject to the rights of any assignee we know of.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.
2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.
3. Two or more in the same class who have the right to be paid will be paid in equal shares.
4. If none survives the Insured, we will pay in one sum to the Insured’s estate.

Before we make a payment, we have the right to decide what proof we need of the identity, age, or other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

PREMIUM PAYMENT

Payment of Premiums

The minimum initial premium shown in the contract data pages is due on or before the contract date. There is no insurance under this contract until that premium is paid. We may require an additional premium if adjustments to premium payments plus any contract fund charges due on or before the payment date exceed the minimum initial premium.

Subject to the limitations below, additional premiums may be paid at any time during the Insured’s lifetime up to attained age 100 as long as the contract is not in default beyond the grace period. Premiums may be paid at one of our offices or to one of our authorized representatives. We will give a signed receipt upon request. The minimum premium we will accept is shown on a contract data page. We have the right to refuse to accept a premium payment that would in our opinion cause this contract to fail to qualify as life insurance under applicable tax law. We also have the right to refuse to accept any payment that increases the death benefit by more than it increases the contract fund.

Invested Premium Amount

The invested premium amount is the portion of each premium you pay that we add to the contract fund. It is equal to the premium paid minus the adjustments to premium payments shown on a contract data page.

(VULPAS - 2002)

      Crediting the Initial Premium Payment

If we receive the first premium payment on or before the contract date, we will credit the invested premium amount to the contract fund on the contract date.

If we receive the first premium payment after the contract date, we will credit the invested premium amount to the contract fund on the payment date.

      Allocations

We will allocate 100% of any invested premium into the ProFund VP Money Market investment option until the end of the Right to Cancel Contract period described on the contract jacket. At the end of this period, unless you ask us otherwise, we will re-allocate the amount in the ProFund VP Money Market investment option in accordance with the Initial Allocation of Invested Premium Amounts shown in the contract data pages.

You may allocate all or a part of your invested premium amount to one or more of the investment options listed in the contract data pages. You may choose to allocate nothing to a particular investment option. You may not choose a fractional percentage.

The initial allocation of invested premium amounts is shown on a contract data page. You may change the allocation for future invested premium amounts at any time if the contract is not in default. To change your allocation, simply notify us in a form that meets our needs. The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

      CONTRACT FUND

When you make your first premium payment, the invested premium amount, less any charges due on or before that day, becomes your contract fund. Amounts are added to and subtracted from the contract fund as shown under Adjustments to the Contract Fund in the contract data pages. The contract fund is used to pay charges under this contract and will determine, in part, whether this contract will remain in force or go into default. The contract fund is also used to determine your loan and surrender values, the amount you may withdraw, and the death benefit.

      Cash Value

The cash value at any time is the contract fund less any surrender charge. We show the maximum surrender charge for each segment (see Segment Table) in the Schedule of Maximum Surrender Charges for that segment. If there are two or more segments, we will add their surrender charges and deduct the total from the contract fund.

      Net Cash Value

        The net cash value at any time is the cash value less any contract debt.

        If the contract is in default, the net cash value is zero.

      Net Amount at Risk

The net amount at risk is used to determine the cost of insurance as described under Adjustments to the Contract Fund. It is equal to the death benefit (see Death Benefit) minus the contract fund.

(VULPAS - 2002)

      DEFAULT

      Excess Contract Debt Default

If contract debt ever grows to be equal to or more than the cash value, the contract will have excess contract debt and will be in default.

      Cash Value Default

On each monthly date, we will determine the cash value. If the cash value is greater than zero and the contract has no excess contract debt, the contract will remain in force until the next monthly date. If the cash value is zero or less, the contract is in default unless it remains in force under the Death Benefit Guarantee.

      Notice of Default

If the contract is in default, we will mail you a notice stating the amount we will need to keep the contract in force. That amount will equal a premium which we estimate will keep the contract in force for three months from the date of default. We grant a 61-day grace period from the date we mail the notice to pay this amount. The contract will remain in force during this period. If that amount is not paid to us by the end of the 61-day grace period, the contract will end and have no value.

      DEATH BENEFIT GUARANTEE

On each monthly date during the Death Benefit Guarantee period shown under the Table of Death Benefit Guarantee Values, and while the contract is in force, we will:

    1.        Accumulate premium payments at 4% annual interest; and

    2.        Accumulate any withdrawal amounts at 4% annual interest.

We then subtract amount 2 from amount 1 and compare the result to the values shown in or derived from the Table of Death Benefit Guarantee Values for such monthly date. If the result is equal to or greater than the appropriate value and the contract has no excess contract debt, the contract will remain in force until the next monthly date. If the result is less than the appropriate value and any of the events described under Default have occurred, the contract is in default as described under Default.

The Table of Death Benefit Guarantee Values shows such values on contract anniversaries. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

(VULPAS -- 2002)

      REINSTATEMENT

If this contract ends without value, as described under Default, you may reinstate it. The following conditions must be satisfied:

1.	The contract must not have been in default for more than 5 years.

2.	You must prove to us that the Insured is insurable for the contract.

3.	You must pay us a charge equal to: (a)an amount, if any, required to bring the cash value to zero on the date the contract went into default, plus (b)the deductions from the contract fund during the grace period following the date of default, plus (c)a premium that we estimate will be sufficient after administrative charges to cover the deductions from the contract fund for three monthly dates starting on the date of reinstatement.

4.	Any contract debt (with interest to date at the rate(s) we set for loans as we state under Loans) must be restored or paid back. If that debt with interest would exceed the loan value of the reinstated contract, the excess must be paid to us before reinstatement.

The date of reinstatement will be the date we approve your request. We will deduct all required charges from your payment and put the balance in your contract fund. If we approve the reinstatement, we will credit the contract fund with a refund of that part of any surrender charge deducted at the time of default which would have been charged if the contract were surrendered immediately after reinstatement.

(VULPAS -- 2002)

SEPARATE ACCOUNT

Separate Account

The words “separate account”, when we use them in this contract without qualification, mean any separate account we establish to support variable life insurance contracts like this one. We list the separate account(s) available to you in the contract data pages. We may establish additional separate accounts. We will notify you within one year if we do so.

Variable Investment Options

A separate account may offer one or more variable investment options. We list them in the contract data pages. We may establish additional variable investment options. We will notify you within one year if we do so. We may also eliminate existing variable investment options, but only with the consent of the SEC and, where required, of the insurance regulator of our state of domicile and/or where this contract is delivered.

Income and realized and unrealized gains and losses from assets in each variable investment option are credited to, or charged against, that variable investment option. This is without regard to income, gains, or losses in other variable investment options.

Separate Account Investments

We may invest the assets of different separate accounts in different ways. But we will do so only with the consent of the SEC and, where required, of the insurance regulator of our state of domicile and/or where this contract is delivered.

The assets of the separate account shall be available to cover the liabilities of the general account only to the extent that the assets exceed the liabilities of the separate account arising under the variable life insurance policies supported by the separate account.

We will determine the value of the assets in each separate account registered with the SEC under the Investment Company Act of 1940 and any variable investment option on each day the New York Stock Exchange is open for business.

(VULPAS -- 2002)

      TRANSFERS

You have the right to transfer amounts into or out of variable investment options without charge if the contract is not in default.

We may restrict the number of transfers in any contract year in accordance with our rules if your transfer activity is determined by us to be disruptive to the variable investment option or to the disadvantage of other contract owners.

To make a transfer, you must ask us in a form that meets our needs. Unless otherwise restricted, the transfer will take effect on the date we receive and accept your notice at our Home Office.

In order to be effective on the date received, any transfer requests, and any surrender, withdrawal or loan requests, and any premium payments or loan repayments must be received by us no later than ninety minutes prior to any announced closing of the New York Stock Exchange. We reserve the right to set other, later cut-off times for financial transactions. If we do so, we will provide notice of these later times to all policyowners.

      SURRENDER

You may surrender this contract for its net cash value (see Contract Fund). To do so, you must ask us in a form that meets our needs. We may require you to send us the contract.

We will usually pay any net cash value within seven days after we receive your request and the contract at our Home Office. But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option provided by a separate account registered under the Investment Company Act of 1940 if: (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency. If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

(VULPAS -- 2002)

      WITHDRAWALS

        You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:

1.	You must ask for the withdrawal in a form that meets our needs.

2.	The net cash value after withdrawal may not be less than or equal to zero after deducting (a) any charges associated with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

3.	You may not withdraw less than the minimum amount shown under Contract Limitations.

4.	The basic insurance amount after withdrawals must be at least equal to the minimum basic insurance amount shown under Contract Limitations.

        Any amount withdrawn may not be repaid except as a premium subject to charges.

      Effect on Contract Fund

We will reduce your contract fund on the date we approve your request by the withdrawal amount and any charges listed under Adjustments to the Contract Fund. Unless you request otherwise and we agree, we will take any withdrawal proportionately from all investment options that apply to the contract.

        We may charge an administrative fee as stated under Adjustments to the Contract Fund.

      Effect on Basic Insurance Amount

        If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.

If you have a Type A death benefit and the withdrawal would cause the net amount at risk (see Contract Fund) to increase, we will reduce the basic insurance amount and, consequently, your death benefit to offset this increase. The reduction in the basic insurance amount will never be more than the withdrawal amount. If we reduce the basic insurance amount, we will recompute the contract’s charges, values and limitations. We will send you new contract data pages showing these changes. We may also deduct a surrender charge from the contract fund as described in the Change in Basic Insurance Amount provision.

We will usually pay any withdrawal amount within seven days after we receive your request and the contract at our Home Office. But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option provided by a separate account registered under the Investment Company Act of 1940 if: (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency. If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

(VULPAS -- 2002)

      LOANS

Subject to the minimum loan requirement and the requirements of this provision, you may at any time borrow any amount up to the current loan value less any existing contract debt.

      Loan Value

        If the contract is not in default, the loan value at any time is equal to 90% of the cash value.

        If the contract is in default, it has no loan value.

      Contract Debt

Contract debt at any time means the loan on the contract at that time, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

      Loan Requirements

For us to approve a loan, the following requirements must be met: you must assign this contract to us as sole security for the loan; the Insured must be living; and the resulting contract debt must not be more than the loan value.

        If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

      Interest Charge

We will charge interest daily on any loan. Interest is due on each contract anniversary, or when the loan is paid back, whichever comes first. If interest is not paid when due, it becomes part of the loan. Then we start to charge interest on it, too. Except as stated below, we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

      Preferred Loans

Unless you ask us otherwise, a portion of the amount you may borrow on or after the 10th contract anniversary will be considered a Preferred Loan up to an amount equal to the maximum preferred loan amount described below. Preferred Loans are charged interest at an effective annual rate shown under Preferred Loan Interest Rate in the contract data pages.

      Maximum Preferred Loan Amount

The maximum preferred loan amount available starting on the 10th contract anniversary is (A) minus (B), where (A) is the total amount you may borrow, and (B) is the total premiums paid less total withdrawals, if any. If (B) is less than zero, we will consider it to be zero.

      Effect on Contract Fund

When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited with interest at an effective rate of 4% a year.

We will reduce the portion of the contract fund allocated to the investment options by the amount you borrow, and by loan interest that becomes part of the loan if it is not paid when due.

We will take any loan proportionately from all investment options that apply to the contract unless you ask us otherwise.

On each monthly date, if there is a contract loan outstanding at any time during the previous month, we will increase the portion of the contract fund in the investment options by interest credits accrued on the loan since the last monthly date. When you repay all or part of a loan, we will increase the portion of the contract fund in the investment options by the amount of that repayment. To do this, we will use your investment allocation for future premium payments on file as of the loan payment date. We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate of 4% a year by the amount of loan you repay.

We will not increase the portion of the contract fund allocated to the investment options by loan interest that is paid before we make it part of the loan. We reserve the right to change the manner in which we allocate loan repayments. If we make such a change, we will do so for all contracts like this one. We will send you notice of any change.

(VULPAS -- 2002)

      GENERAL PROVISIONS

      Annual Report

Once each contract year we will send you a report. It will show: the current death benefit; the amount of the contract fund in each investment option; the net cash value; any contract debt and the interest rate we are charging; premiums paid, investment results, charges deducted, and withdrawals taken since the last report. The report may also show any other data that may be required where this contract is delivered.

      Payment of Death Claim

If we settle this contract in one sum as a death claim we will usually pay the proceeds within seven days after we receive at our Home Office proof of the Insured’s death and any other information we need to pay the claim. But we have the right to postpone paying the part of the proceeds that is to come from a variable investment option if: (1)the New York Stock Exchange is closed; or (2)the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying the remainder for up to six months.

      Currency

Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Corporate Office.

      Misstatement of Age or Sex

If the Insured’s stated age or sex or both are not correct, we will change each benefit and any amount to be paid to what the most recent deductions from the contract fund would have provided at the Insured’s correct age and sex.

      Assignment

We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Home Office. We are not obliged to see that an assignment is valid or sufficient. This contract may not be assigned to any employee benefit plan or program without our consent. This contract may not be assigned if such assignment would violate any federal, state, or local law or regulation prohibiting sex distinct rates for insurance.

      Change in Plan

You may be able to have this contract changed to another plan of life insurance. Any change may be made only if we consent, and will be subject to conditions and charges that are then determined.

      Factors Subject To Change

Charges deducted from premium payments and the contract fund may change from time to time, subject to the maximums shown in the contract data pages. In deciding whether to change any of these charges, we will periodically consider factors such as mortality, persistency, expenses, taxes and interest and/or investment experience to see if a change in our assumptions is needed. Charges for taxes attributable to premiums will be set at one rate for all contracts like this one. Changes in other factors will be by class. All changes will be determined only prospectively; that is, we will not recoup prior losses or distribute prior gains by means of these changes.

      Non-Participating

        This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

      Applicable Tax Law

This contract has been designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code of 1986, as amended. We reserve the right, however, to decline any change we determine would cause this contract to fail to qualify as life insurance under the applicable tax law. This includes changing the basic insurance amount, withdrawals, and changing the type of death benefit. We also have the right to change this contract, to require additional premium payments, or to make distributions from this contract to the extent necessary to continue to qualify this contract as life insurance. Finally, we reserve the right to take whatever action is necessary to prevent the contract from becoming a modified endowment contract under Section 7702A of the Internal Revenue Code unless you have otherwise indicated to us in writing that you want a modified endowment contract.

      Age 100

We discontinue the monthly charges from the contract fund on the contract anniversary when the Insured’s attained age is 100. You may continue the insurance amount and the contract fund described in the contract with no further premiums.

(VULPAS -- 2002)

      BASIS OF COMPUTATION

Mortality Basis and Interest Rate We compute maximum monthly insurance rates using:

1.	the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker Mortality Tables without Ten Year Select Factors;

2.	the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

3.	age last birthday; and

4.	an effective interest rate of 4% a year.

      Minimum Legal Values

The cash surrender values provided by this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

(VULPAS -- 2002)

      SETTLEMENT OPTIONS

      Options Described

You may choose to have the proceeds (that is, any death benefit or any amount payable upon surrender of the contract) paid in a single sum or under one of the optional modes of settlement described below.

If the person who is to receive the proceeds of this contract wishes to take advantage of one of these optional modes, we will furnish, on request, details of the options we describe below or any others we may have available at the time the proceeds become payable.

      Option 1 (Instalments for a Fixed Period)

        We will make equal payments for up to 25 years. The Option 1 Table shows the minimum amounts we will pay.

      Option 2 (Life Income)

We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for 120 months. The Option 2 Table shows the minimum amounts we will pay. But, we must have proof of the date of birth of the person on whose life the settlement is based.

      Option 3 (Interest Payment)

        We will hold an amount at interest. We will pay the interest annually, semi- annually, quarterly, or monthly.

      Option 4 (Instalments of a Fixed Amount)

We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available proceeds provide.

      Option 5 (Non-Participating Income)

We will make payments like those of any annuity we then regularly issue that: (1)is based on United States currency; (2)is bought by a single sum; (3)does not provide for dividends; and (4)does not normally provide for deferral of the first payment. Each payment will be at least equal to what we would pay under that kind of annuity with its first payment due on its contract date. If a life income is chosen, we must have proof of the date of birth of any person on whose life the option is based. Option 5 cannot be chosen more than 30 days before the due date of the first payment.

      Interest Rate

Payments under Options 1, 3 and 4 will be calculated assuming an effective interest rate of at least 3% a year. We may include more interest.

(VULPAS -- 2002)

      SETTLEMENT OPTIONS TABLES

     OPTION 1 TABLE                                           OPTION 2 TABLE

--------------------------------     ------------------------------------------------------------------------------
MINIMAL AMOUNT OF
MONTHLY PAYMENT FOR                           MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 THE FIRST
EACH $1,000 THE FIRST                                             PAYABLE IMMEDIATELY
PAYABLE IMMEDIATELY
--------------------------------     ------------------------------------------------------------------------------
---------------- ---------------     ------------ ------------------------- ------------ --------------------------

Number of Years     Monthly           AGE LAST                                 AGE LAST
                    Payment           BIRTHDAY        Male        Female       BIRTHDAY      Male        Female

---------------- ---------------     ------------ ------------------------- ------------ --------------------------
----------------                     ------------ ------------ ------------ ------------ ------------- ------------

       1             $84.47               5          $2.72        $2.68         48          $3.72         $3.51
       2              42.86           and under                                 49           3.77         3.56
       3              28.99               6          2.73         2.69          50           3.83         3.61
       4              22.06               7          2.74         2.69          51           3.88         3.66
       5              17.91               8          2.75         2.70          52           3.95         3.71
       6              15.14               9          2.76         2.71          53           4.01         3.76
       7              13.16              10          2.77         2.72          54           4.08         3.82
       8              11.68              11          2.78         2.73          55           4.15         3.88
       9              10.53              12          2.79         2.74          56           4.22         3.94
      10               9.61              13          2.80         2.75          57           4.30         4.01
      11               8.86              14          2.82         2.76          58           4.38         4.08
      12               8.24              15          2.83         2.77          59           4.47         4.16
      13               7.71              16          2.84         2.78          60           4.56         4.24
      14               7.26              17          2.85         2.79          61           4.66         4.32
      15               6.87              18          2.87         2.80          62           4.76         4.41
      16               6.53              19          2.88         2.81          63           4.87         4.50
      17               6.23              20          2.89         2.83          64           4.98         4.60
      18               5.96              21          2.91         2.84          65           5.10         4.71
      19               5.73              22          2.93         2.85          66           5.23         4.82
      20               5.51              23          2.94         2.87          67           5.36         4.94
      21               5.32              24          2.96         2.88          68           5.49         5.06
      22               5.15              25          2.98         2.90          69           5.64         5.19
      23               4.99              26          3.00         2.91          70           5.78         5.33
      24               4.84              27          3.01         2.93          71           5.94         5.48
      25               4.71              28          3.03         2.94          72           6.10         5.63
                                         29          3.06         2.96          73           6.26         5.79
                                         30          3.08         2.98          74           6.43         5.96
                                         31          3.10         3.00          75           6.60         6.14
                                         32          3.13         3.02          76           6.78         6.33
                                         33          3.15         3.04          77           6.95         6.52
                                         34          3.18         3.07          78           7.13         6.71
                                         35          3.21         3.09          79           7.31         6.92
                                         36          3.23         3.11          80           7.49         7.12
                                         37          3.27         3.14          81           7.67         7.33
                                         38          3.30         3.16          82           7.85         7.53
                                         39          3.33         3.19          83           8.02         7.73
                                         40          3.37         3.22          84           8.18         7.93
                                         41          3.40         3.25          85           8.33         8.12
                                         42          3.44         3.29          86           8.48         8.29
                                         43          3.48         3.32          87           8.62         8.46
                                         44          3.53         3.35          88           8.75         8.61
                                         45          3.57         3.39          89           8.87         8.75
                                         47          3.62         3.43          90           8.98         8.88
                                         47          3.67         3.47       and over
---------------- ---------------     ------------ ------------ ------------ ------------ ------------- ------------
--------------------------------     ------------ ------------ ------------ ------------ ------------- ------------
  Multiply the monthly amount
    By 2.993 for quarterly,
   5.963 for semi-annual or
      11.839 for annual.
--------------------------------     ------------ ------------ ------------ ------------ ------------- ------------

(VULPAS - 2002)

      ENDORSEMENTS

        (Only we can endorse this contract.)

(VULPAS - 2002)

Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death. Cash values reflect premium payments, investment results, and charges. Non- participating.

VULPAS - 2002